UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023 (October 25, 2023)

DoubleVerify Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40349	82-2714562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Broadway
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 631-2111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	DV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 25, 2023, Teri List notified the Board of Directors (the “Board”) of DoubleVerify Holdings, Inc. (the “Company”) that she intends to resign as a member of the Board, effective as of March 15, 2024. Ms. List will remain on the Board as the Chairperson of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Compensation and Nominating & Corporate Governance Committees through March 15, 2024. Ms. List’s resignation is related to other board of director responsibilities and opportunities and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. List has been a member of the Board since 2020 and is a Class II director of the Company.

The Company and the Board would like to thank Ms. List for her many important contributions as a member of the Board and commitment to the Company.

In connection with Ms. List’s resignation, the Board appointed Rosie Perez, a current independent member of the Board and member of the Audit Committee, to replace Ms. List as Chair of the Audit Committee, effective as of March 15, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLEVERIFY HOLDINGS, INC.

	By:	/s/ Andrew E. Grimmig
		Name:	Andrew E. Grimmig
		Title:	Chief Legal Officer and Secretary
Date: October 27, 2023